Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Delhaize America, Inc. (the Company) on Form 10-K for the year ended January 3, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Form 10-K), we, Pierre-Olivier Beckers and Carol M. Herndon, Chief Executive Officer and Chief Accounting Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)	the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 2, 2004.

/s/ Pierre-Olivier Beckers
Pierre-Olivier Beckers
Chief Executive Officer

/s/ Carol M. Herndon
Carol M. Herndon
Chief Accounting Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.